Exhibit 99.1

Safeway Declares Dividend Distribution of Preferred Stock Purchase Rights

PLEASANTON, CA, September 17, 2013 — Safeway Inc. (NYSE: SWY) today announced that it has adopted a one-year stockholder rights plan.

The Company has become aware of an accumulation of a significant amount of the common stock of the Company. The Board of Directors believes that the rights plan will help promote the fair and equal treatment of all stockholders of the Company and ensure that the Board remains in the best position to discharge its fiduciary duties to the Company and its stockholders.

The Company has recently undertaken a number of strategic initiatives including the IPO of Blackhawk Network and the pending sale of its Canadian assets. The Board believes that the rights plan will help ensure that the Company can continue to implement its strategic plan and maximize the long-term value of the Company for all shareholders. The rights plan, which was adopted following evaluation and consultation with the Company’s outside advisors, is similar to plans adopted by numerous publicly traded companies.

Under the plan, one preferred stock purchase right will be distributed for each share of common stock held by stockholders of record on September 30, 2013. Under certain circumstances, each right will entitle stockholders to buy one one-thousandth of a share of newly-created Series A Junior Participating Preferred Stock of the Company at an exercise price of $100. The Company’s Board of Directors will be entitled to redeem the rights at $0.01 per right at any time before a person or group has acquired 10% or more (15% or more in the case of a passive institutional investor) of the outstanding common stock. The rights will expire on September 15, 2014, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.

Subject to limited exceptions, if a person or group acquires 10% or more of the outstanding common stock (15% or more in the case of a passive institutional investor) of the Company (including in the form of synthetic ownership through derivative positions), each right (other than those held by that person or group) will become exercisable and entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of common stock having a market value at that time of twice the right’s exercise price. If the Company is acquired in a merger or other business combination transaction that has not been approved by the Board of Directors after the rights become exercisable, each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of the acquiring company’s common stock having a market value at that time of twice the right’s exercise price.

For administrative convenience, the rights will automatically attach to the shares of common stock, trade together with those shares and will be represented by certificates representing the common stock. The rights distribution is not taxable to stockholders. Stockholders are not required to take any action to receive the rights distribution. Until the rights become exercisable, outstanding stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry account system of the transfer agent for the shares) will represent both shares of the Company’s common stock and the rights. The issuance of the rights will have no dilutive effect and will not impact reported earnings per share for the Company.

Further details about the rights plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Safeway Inc.

The Company operates 1,412 stores in the United States and 223 stores in western Canada and had annual sales of $44.2 billion in 2012. On June 12, 2013, Safeway announced the planned sale of substantially all of the net assets of its Canadian division.

CONTACTS:

Media: Brian Dowling, 925-467-3787

Investors: Christiane Pelz, 925-467-3832

DISCLOSURE NOTICE: The information contained in this release is as of September 17, 2013. Safeway assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, our strategic plans or any statements that relate to the intent, belief, plans or expectations of the Company and its management. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the fiscal year ended December 29, 2012, as amended, subsequent Quarterly Report on Form 10-Q, and Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.